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                                                                    EXHIBIT 99.1

                                  PRESS RELEASE


For Immediate Release:

INTERFOODS OF AMERICA, INC. ANNOUNCES
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DEFINITIVE MERGER AGREEMENT
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MIAMI, FLORIDA -- December 24, 2001 ----  Interfoods of America, Inc. (OTCBB:
IFDA.OB) today announced that it has entered into a definitive merger agreement with Interfoods Acquisition Corp., a corporation wholly-owned by Robert S. Berg and Steven M. Wemple, the chief executive officer and president, respectively, of the Company. Under the agreement, Interfoods Acquisition Corp. will merge with the Company which will be the entity surviving the merger. The stockholders of the Company (other than Messrs. Berg and Wemple, Interfoods Acquisition Corp. and stockholders of the Company who exercise their dissenters' rights under Nevada law) will receive unsecured, subordinated notes of the Company in the principal amount of $1.45 per share of Company common stock.

     The debentures to be issued by the Company in the transaction will bear interest at the rate of 10% per annum. Interest will be payable semi-annually on each June 30 and December 31. The principal of the debentures will be payable as follows: 20% on the second anniversary of the date of issuance of the debentures and the remainder on the third anniversary of the date of issuance of the debentures. The notes will be subordinated to all senior debt of the Company and will be issued in minimum principal amounts of $100 and thereafter in multiples of $25. Company shareholders will receive the cash equivalent in lieu of any fractional notes.

     The changes in the terms of the proposed transaction from those previously disclosed on October 23, 2001 result from negotiations between Messrs. Berg and Wemple and the Independent Committee.

     The proposed transaction would result in the acquisition of all of the outstanding shares of common stock of the Company (other than the shares owned by Messrs. Berg and Wemple and Interfoods Acquisition Corp.). The proposed transaction is subject to, among other things, (1) approval of the proposed transaction by the Company's shareholders, (2) the financial advisor to the Independent Committee not revoking, modifying or changing the fairness opinion delivered to the Independent Committee on December 21, 2001, (3) receipt of any applicable regulatory approvals and third-party consents and (4) the inapplicability (either by their terms or as a result of Company Board action) of certain business combination and control share provisions under Nevada law. There can be no assurance that the proposed transaction will be consummated.

     The proposed acquisition may only be completed in accordance with applicable state and federal laws including the Securities Act of 1933, the Securities Exchange Act of 1934 and the Trust Indenture Act of 1939, as amended; however, it is anticipated that exemptions from the registration requirements of the Securities Act and the qualification requirements of the Trust Indenture Act
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will be available to this transaction.  This press release shall not constitute an offer or a solicitation of an offer to buy any shares of common stock of the Company or to sell any Company notes, or a solicitation of proxies.

     This release contains forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995) that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. Such risks and uncertainties include whether the proposed acquisition transaction will be completed, and approval by various parties.

Additional Information and Where to Find It:

It is expected that the Company will file a Proxy Statement with the SEC in connection with the merger and will mail the Proxy Statement to stockholders of the Company containing information about the merger. Security holders are urged to read the Proxy Statement carefully when it is available. The Proxy Statement will contain important information about the Company, the merger, the persons soliciting proxies relating to the merger, their interests in the merger and related matters. Security holders will be able to obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Free copies of the Proxy Statement may also be obtained from the Company by contacting the person identified below.

In addition to the Proxy Statement, the Company files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements and other information filed by the Company at the SEC public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

The Company's filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

For more information contact:

Robert S. Berg, Chairman and Chief Executive Officer
Interfoods of America, Inc., (305) 670-0746